Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial data are derived from our consolidated financial statements and certain historical financial data in respect of various assets acquired by us. The unaudited pro forma combined balance sheet as of March 31, 2011 has been prepared assuming the oil and gas properties acquired from Merit Energy Company (the “Merit Acquisition”) had been consummated on March 31, 2011. The unaudited pro forma statement of operations for the three months ended March 31, 2011 was derived from the historical financial statements giving effect to the Merit Acquisition as if it had occurred on January 1, 2010 and the unaudited pro forma statement of operations for the year ended December 31, 2010 includes the historical financial statements giving effect to the Merit Acquisition and properties acquired from Nippon Oil Exploration (the “Nippon Acquisition”) as if they had occurred on January 1, 2010.

The unaudited pro forma combined financial data is not indicative of our financial position or our results of operations which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, changes in prices paid for oil and natural gas, future acquisitions, drilling activity and other factors.

The unaudited pro forma combined financial data includes financial information received from Merit Energy Company and Nippon Oil Exploration and such financial information has been accepted and incorporated as presented without independent verification of such financial information.

Unaudited Pro Forma Balance Sheet

As of March 31, 2011

	Historical March 31, 2011	Pro Forma Adjustments for Merit Acquisition		Pro Forma March 31, 2011
	(in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,524	$(1,060)	(1),(2),(3)	$14,464
Accounts receivable, net	33,158	—		33,158
Due from affiliates	520	—		520
Prepaid expenses and other	13,011	96	(3)	13,107

TOTAL CURRENT ASSETS	62,213	(964)		61,249

OIL AND GAS PROPERTIES, NET	131,474	123,950	(4)	255,424

OTHER PROPERTY AND EQUIPMENT, NET	1,322	—		1,322

OTHER ASSETS
Debt issue costs, net	9,025	—		9,025
Restricted cash	2,750	—		2,750
Escrow for abandonment costs	115,023	32,956	(3)	147,979
Other assets	50	—		50

TOTAL OTHER ASSETS	126,848	32,956		159,804

TOTAL ASSETS	$321,857	$155,942		$477,799

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$30,624	$—		$30,624
Derivative liabilities	20,423	—		20,423
Asset retirement obligations	7,565	—		7,565
Current portion of long-term debt and notes payable	36	—		36

TOTAL CURRENT LIABILITIES	58,648	—		58,648

LONG-TERM LIABILITIES
Gas imbalance payable	5,313	314	(3)	5,627
Derivative liabilities	26,011	—		26,011
Asset retirement obligations, net of current portion	129,784	90,628	(3)	220,412
Long-term debt, net of current portion	148,732	35,000	(2)	183,732

TOTAL LONG-TERM LIABILITIES	309,840	125,942		435,782

TOTAL LIABILITIES	368,488	125,942		494,430

COMMITMENTS AND CONTINGENCIES

MEMBERS’ DEFICIT	(46,631)	30,000	(1)	(16,631)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$321,857	$155,942		$477,799

(1)	To reflect the capital contribution from Platinum associated with the Merit Acquisition.
(2)	To reflect the additional debt incurred associated with the Merit Acquisition.
(3)	To reflect the cash paid and assets and liabilities acquired associated with the Merit Acquisition and funding of the asset retirement obligation escrow.
(4)	To reflect the oil and gas properties purchased associated with the Merit Acquisition.

Unaudited Pro Forma Statement of Operations

Three Months Ended March 31, 2011

	Historical Three Months Ended March 31, 2011	Pro Forma Adjustments for Merit Energy Acquisition		Pro Forma Three Months Ended March 31, 2011
	(in thousands)
Crude oil, natural gas and plant product sales	$55,827	$31,454	(1)	$87,281
Realized gain (loss) on derivative financial statements	(336)	—		(336)
Unrealized gain (loss) on derivative financial statements	(30,978)	—		(30,978)

Total revenues	24,513	31,454		55,967

Lease operating expenses	26,252	21,728	(1)	47,980
Depreciation, depletion and amortization	7,994	4,365	(2)	12,359
General and administrative expense	4,525	600	(3)	5,125
Accretion expense	3,938	912	(4)	4,850

Total cost and expenses	42,709	27,605		70,314

Operating income (loss)	(18,196)	3,849		(14,347)
Other income (expense)	(5,923)	(455	)(5)	(6,378)

Net income (loss)	$(24,119)	$3,394		$(20,725)

(1)	To reflect Merit Energy’s historical revenue and direct operating expenses for the three months ended March 31, 2011.
(2)	To reflect additional depreciation, depletion and amortization associated with Merit Energy for the three months ended March 31, 2011.
(3)	To reflect additional G&A expense, including insurance, associated with Merit Energy for the three months ended March 31, 2011.
(4)	To reflect additional accretion of the asset retirement obligations related to Merit Energy for the three months ended March 31, 2011.
(5)	To reflect additional interest expense on the increased debt related to Merit Energy for the three months ended March 31, 2011.

Unaudited Pro Forma Statement of Operations

Year Ended December 31, 2010

	Historical Year Ended December 31, 2010	Pro Forma Adjustments for Nippon Acquisition		Pro Forma Adjustments for Merit Energy Acquisition		Pro Forma Year Ended December 31, 2010
	(in thousands)
Crude oil, natural gas and plant product sales	$112,565	$71,902	(1)	$118,588	(5)	$303,055
Realized gain (loss) on derivative financial statements	9,271	—		—		9,271
Unrealized gain (loss) on derivative financial statements	(12,700)	—		—		(12,700)

Total revenues	109,136	71,902		118,588		299,626

Lease operating expenses	59,555	26,423	(1)	75,430	(5)	161,408
Exploration expense	14	—		—		14
Depreciation, depletion and amortization	29,795	6,477	(2)	18,994	(6)	55,266
Impairment expense	6,406	—		—		6,406
General and administrative expense	14,588	1,914	(3)	2,400	(7)	18,902
Accretion expense	9,175	5,252	(4)	3,647	(8)	18,074

Total cost and expenses	119,533	40,066		100,471		260,070

Operating income (loss)	(10,397)	31,836		18,117		39,556
Other income (expense)	(13,501)	—		(1,867	)(9)	(15,368)

Net income (loss)	$(23,898)	$31,836		$16,250		$24,188

(1)	To reflect Nippon’s historical revenue and direct operating expenses for the nine months ended September 30, 2010.
(2)	To reflect additional depreciation, depletion and amortization associated with Nippon for the nine months ended September 30, 2010.
(3)	To reflect additional G&A expense, including insurance, associated with Nippon for the nine months ended September 30, 2010.
(4)	To reflect additional accretion of the asset retirement obligations related to Nippon for the nine months ended September 30, 2010.
(5)	To reflect Merit Energy’s historical revenue and direct operating expenses for the twelve months ended December 31, 2010.
(6)	To reflect additional depreciation, depletion and amortization associated with Merit Energy for the twelve months ended December 31, 2010.
(7)	To reflect additional G&A expense, including insurance, associated with Merit Energy for the twelve months ended December 31, 2010.
(8)	To reflect additional accretion of the asset retirement obligations related to Merit Energy for the twelve months ended December 31, 2010.
(9)	To reflect additional interest expense on the increased debt related to Merit Energy for the twelve months ended December 31, 2010 and does not include the $4.5 million consent fee to obtain a waiver for the $30 million limitation on capital expenditures.

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